SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):             December 17, 2003

COMMUNITY BANKS OF GEORGIA, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia		20-0485183

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountainside Drive Jasper, Georgia	30143

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

Community Banks of Georgia, Inc. (the “Company”) is a bank holding company formed through the merger of its wholly-owned subsidiary, Pickens Interim Corporation, with and into Community Bank of Pickens County (the “Bank”). The Bank’s securities were registered under the Securities Exchange Act of 1934 (the “Act”) and the Bank filed reports pursuant to the Act with the Federal Deposit Insurance Corporation (the “FDIC”). Pursuant to Rule 12g-3 of the Act, the class of securities issued to security holders of the Company in connection with the merger are deemed registered under Section 12(b) of the Act and the Company is the successor issuer to the Bank.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKS OF GEORGIA, INC.

                                                                              By: /s/ John T. Trammell
                                                                               Name: John T. Trammell
                                                                              Title: President

Dated: December 19, 2003